UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 5, 2025

Mustang Bio, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-38191	47-3828760
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

377 Plantation Street

Worcester, Massachusetts 01605

(Address of Principal Executive Offices)

(781) 652-4500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	MBIO	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry Into a Material Definitive Agreement.

Securities Purchase Agreement

On February 5, 2025, Mustang Bio, Inc. (the “Company”) commenced a best efforts public offering (the “Offering”) of an aggregate of (i) 495,000 shares (the “Shares”) of its common stock, par value $0.0001 per share, (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase up to an aggregate of 2,162,807 shares of common stock (the “Pre-Funded Warrant Shares”), (iii) Series C-1 warrants (the “Series C-1 Warrants”) to purchase up to an aggregate of 2,657,807 shares of common stock (the “Series C-1 Warrant Shares”), and (iv) Series C-2 warrants (the “Series C-2 Warrants,” and together with the Series C-1 Warrants, the “Warrants”) to purchase up to an aggregate of 2,657,807 shares of common stock (the “Series C-2 Warrant Shares,” and together with the Series C-1 Warrant Shares, the “Warrant Shares”). Each Share or Pre-Funded Warrant was sold together with one Series C-1 Warrant to purchase one share of common stock and one Series C-2 Warrant to purchase one share of common stock. The combined public offering price for each Share and accompanying Warrants was $3.01, and the combined public offering price for each Pre-Funded Warrant and accompanying Warrants was $3.0099. The Pre-Funded Warrants have an exercise price of $0.0001 per share, are exercisable immediately upon issuance and will expire when exercised in full. Each Warrant has an exercise price of $3.01 per share and will be exercisable beginning on the effective date of stockholder approval of the issuance of the Warrant Shares (the “Warrant Stockholder Approval”). The Series C-1 warrants will expire five years from the Warrant Stockholder Approval and the Series C-2 warrants will expire twenty-four months from the Warrant Stockholder Approval.

The net proceeds of the Offering, after deducting the fees and expenses of the Placement Agent (as defined below), described in more detail below, and other offering expenses payable by the Company, but excluding the net proceeds, if any, from the exercise of the Warrants, is approximately $6.9 million. The Company intends to use the net proceeds from the Offering for working capital and general corporate purposes. The Offering closed on February 10, 2025.

In connection with the Offering, the Company entered into a securities purchase agreement (the “Purchase Agreement”) with certain accredited investors (the “Investors”). Pursuant to the Purchase Agreement, the Company agreed not to issue, enter into any agreement to issue or announce the issuance or proposed issuance of any shares of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock or file any registration statement or prospectus, or any amendment or supplement thereto for 90 days after the closing date of the Offering, subject to certain exceptions. In addition, the Company has agreed not to effect or enter into an agreement to effect any issuance of common stock or any securities convertible into or exercisable or exchangeable for shares of common stock involving a variable rate transaction (as defined in the Purchase Agreement) until the one-year anniversary of the closing date of the Offering, subject to certain exceptions.

The Purchase Agreement contains customary representations, warranties and agreements by the Company, customary conditions to closing, indemnification obligations of the Company and the purchasers, including for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”), other obligations of the parties and termination provisions. The representations, warranties and covenants contained in the Purchase Agreement were made only for the purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

A holder will not have the right to exercise any portion of the Warrants or Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% or 9.99%, as applicable, of the number of shares of common stock outstanding immediately after giving effect to the exercise, as such percentage ownership is determined in accordance with the terms of the Warrants or the Pre-Funded Warrants, respectively.

Pursuant to an Engagement Letter (the “Engagement Letter”) with H.C. Wainwright & Co., LLC (the “Placement Agent”), the Company agreed to pay the Placement Agent in connection with the Offering (i) a cash fee equal to 7.0% of the aggregate gross proceeds raised in the Offering, (ii) a management fee equal to 1.0% of the aggregate gross proceeds raised in the Offering, (iii) up to $100,000 for fees and expenses of the Placement Agent’s counsel and other out of pocket expenses, (iv) a non-accountable expense allowance of $25,000, (v) up to $3,500 for road show expenses, and (vi) $15,950 for the clearing expenses.

Also pursuant to the Engagement Letter, the Company, in connection with the Offering, agreed to issue to the Placement Agent or its designees warrants (the “Placement Agent Warrants”) to purchase up to an aggregate of 159,468 shares of common stock (the “Placement Agent Warrant Shares”) (which represents 6.0% of the Shares and Pre-Funded Warrants sold in the Offering). The Placement Agent Warrants will become exercisable beginning on the effective date of the Warrant Stockholder Approval, have an exercise price of $3.7625 (125% of the combined public offering price per share of common stock and accompanying Warrants) and will terminate on the five-year anniversary of commencement of sales in the Offering.

The Shares, the Pre-Funded Warrants, the Pre-Funded Warrant Shares, the Series C-1 Warrants, the Series C-1 Warrant Shares, Series C-2 Warrants, the Series C-2 Warrant Shares, the Placement Agent Warrants and the Placement Agent Warrant Shares were offered by the Company pursuant to a Registration Statement on Form S-1 originally filed on January 15, 2025, as amended (including the prospectus forming a part of such Registration Statement), with the Securities and Exchange Commission (the “SEC”) under the Securities Act (File No. 333-284299), and declared effective by the SEC on February 5, 2025.

Item 8.01.	Other Events.

Nasdaq Continued Listing Requirements

As previously disclosed, the Company had been notified by the Staff of the Listing Qualifications Department (the “Staff”) of The Nasdaq Stock Market LLC (“Nasdaq”) that it was not in compliance with Nasdaq Listing Rule 5550(b)(1), which requires a company to maintain a minimum of $2.5 million in stockholders’ equity (the “Equity Rule”), nor did it meet the alternatives of market value of listed securities or net income from continuing operations. Under a decision by a Nasdaq Hearings Panel (the “Panel”), the Company has until February 18, 2025 to demonstrate compliance with the Equity Rule.

As a result of the closing of the Offering described above, taking into account the net proceeds thereof, the Company believes that, as of the date of this Current Report on Form 8-K, it satisfies the Equity Rule for continued listing on the Nasdaq Capital Market. The Company is awaiting a formal compliance determination from the Panel and will provide an update upon receipt of such determination.

Additionally, as previously disclosed, the Company had been notified by the Staff that the Company’s closing bid price was below $1.00 per share for 30 consecutive business days, and that, therefore, the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”), which is the minimum bid price requirement for continued listing on the Nasdaq Capital Market. Under a decision by the Panel, the Company was provided until January 31, 2025 to satisfy the Bid Price Rule for at least 10 consecutive trading days. The Company effected a 1-for-50 reverse stock split on January 15, 2025, which was intended to bring the Company into compliance with Nasdaq’s Bid Price Rule. On February 10, 2025, the Company was notified by the Staff that it had regained compliance with the Bid Price Rule.

Press Releases

On February 6, 2025, the Company issued a press release announcing the pricing of the Offering, and on February 10, 2025, the Company issued a press release announcing the closing of the Offering.

On February 11, 2025, the Company issued a press release announcing notification from the Staff regarding the Company’s compliance with the Bid Price Rule.

A copy of each such press release is attached as Exhibit 99.1,99.2, and 99.3, respectively, to this Current Report on Form 8-K and are hereby incorporated by reference herein.

Cautionary Note Regarding Forward-looking Statements

This Current Report on Form 8-K contains predictive or “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. All statements other than statements of current or historical fact contained in this Current Report on Form 8-K, including statements that express the Company’s intentions, plans, objectives, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “will,” “should,” “would” and similar expressions are intended to identify forward-looking statements. These statements are based on current expectations, estimates and projections made by management about the Company’s business, industry and other conditions affecting its financial condition, results of operations or business prospects. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, the forward-looking statements due to numerous risks and uncertainties, including those risks and uncertainties described in the filings the Company makes with the SEC. Any forward-looking statements speak only as of the date on which they are made, and the Company undertakes no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this Current Report on Form 8-K, except as required by applicable law. Investors should evaluate any statements made by the Company in light of these important factors.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

4.1	Form of Pre-Funded Warrant

4.2	Form of Series C-1 and C-2 Warrant

4.3	Form of Placement Agent Warrant

10.1	Form of Securities Purchase Agreement

99.1	Press Release, dated February 6, 2025

99.2	Press Release, dated February 10, 2025

99.3	Press Release, dated February 11, 2025

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Mustang Bio, Inc.
(Registrant)
Date: February 11, 2025
	By:	/s/ Manuel Litchman, M.D.
Manuel Litchman, M.D.
Chief Executive Officer, President and Interim Chief Financial Officer